                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 26, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

                                 Utah 87-0627421
           (State of Incorporation) (IRS Employer Identification No.)




ITEM 5.     Other Events

The following press release was issued to announce the recent events of the company.

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                           TELKONET RAISES $5,000,000

                   HOSPITALITY, MULTI-DWELLING AND GOVERNMENT
                     SALES & MARKETING INITIATIVES UNDER WAY

FOR IMMEDIATE RELEASE:
Contact:

TELKONET, INC.                                       INVESTORS STOCK DAILY, INC.
Stephen Sadle, Chief Operating Officer                               Jody Janson
410-897-5900                                                        585-454-6955
ssadle@telkonet.com                                         jody@istockdaily.com
-------------------                                         --------------------

Annapolis, MD-June 26, 2003 - TELKONET, INC. (OTCBB: TLKO) THE LEADER IN COMMERCIAL POWERLINE COMMUNICATIONS announced it has successfully completed a $5,000,000 Senior Note Offering. The net proceeds from this Offering will be used to expand the Company's sales organization and marketing initiatives in the hospitality, multi-dwelling and government markets, and develop strategic partnerships to enhance channel programs and other corporate initiatives. The Senior Notes, which are due three years from issuance, bear interest at 8% with interest payable quarterly and includes certain equity rights.

The Company also announced that Howard Lubert has resigned as CEO in order to pursue other entrepreneurial endeavors. Mr. Lubert contributed to the Company's early development of channel relationships and its product branding. Telkonet is now emerging from a development stage company into the market launch of its PlugPlusInternet suite of products. Mr. Ronald Pickett, President and Mr. Pete Musser, Chairman will serve as Co-CEO's in the interim while selecting a replacement.

Howard Lubert stated, "It is not often one gets an opportunity to help a technology company with such enormous potential transition from an R&D phase to a sales and marketing organization. I am pleased to be part of that transition and look for Telkonet to emerge as a formidable solutions provider in the commercial Powerline Communications market for high-speed Internet access."

Mr. Ronald Pickett, President stated, "Telkonet is the company it is today because of the visions and dedication of all the professionals who have each contributed to it's development. Howard Lubert's effort helped Telkonet, and I am grateful for the time he devoted to our initial development."


Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

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